Exhibit 99.1

Viasat Provides an Interim Update on VS-3 F1 Satellite Status and Anticipates Positive Free Cash Flow Earlier Than Planned

Will not require replacement for ViaSat-3 F1

Expects to achieve synergies from Inmarsat transaction earlier than planned

Expects to materially lower capital expense profile moving forward

Company reaffirms FY24 and FY25 guidance

CARLSBAD., Calif., Oct. 12, 2023 – Viasat, Inc. (NASDAQ: VSAT), a global leader in satellite communications, today announced key financial developments that are expected to materially enhance Viasat’s cash generation profile. As a result of these developments, Viasat now expects to reach the inflection point of sustainable positive free cash flow during the first half of calendar 2025, rather than the second half, as previously announced, excluding the positive impact of satellite insurance proceeds.

Since the closing of the Inmarsat transaction in May 2023, and during the subsequent integration, Viasat has engaged in a comprehensive assessment of its operating cost structure and capital allocation strategy. This assessment has also been intertwined with the root cause analysis related to the ViaSat-3 F1 satellite, which, as previously announced, encountered a mechanical deployment issue. As this work progresses, Viasat has updated its views on operating and capital expenses, and resulting cash flow expectations as follows:

ViaSat-3 F1 Update — In connection with the ongoing root cause analysis, Viasat has determined that while the satellite payload is functional, it expects to recover less than 10% of the planned throughput on ViaSat-3 F1. With the flexibility and agility of its integrated satellite fleet, the limited ViaSat-3 F1 capacity, the addition of the next two ViaSat-3 generation satellites, ground network mitigations, and third-party bandwidth commitments, the Company remains confident that it will meet the current and future needs of its mobility customers and is well-positioned to achieve its financial growth objectives. Viasat also confirmed that it has insurance coverage of $420 million in place for ViaSat-3 F1 and will finalize its claim before the end of the year. The Company will not require a replacement satellite for ViaSat-3 F1.

Inmarsat Acquisition Synergies Update — The integration of the Inmarsat acquisition is proceeding well and is ahead of plan. Viasat synergy estimates of approximately $80 million in annual operating expenses and approximately $110 million in annual capital expenditures are now anticipated to be fully realized in FY25, versus over an approximate three-year period as originally planned. Further, Viasat expects to identify and realize additional savings in subsequent phases of the synergy program.

Capital Expense Planning — Following Viasat’s determination that a replacement for ViaSat-3 F1 is not necessary, the majority of the capital expenditures related to the ViaSat-3 constellation have been completed. Viasat is forecasting capital expenditures in FY25 to decline from FY24 and to be in the range of $1.4 billion to $1.5 billion, including completion of the final stages of the ViaSat-3 constellation and the continued build of GX satellites. This range is inclusive of capitalized interest and funding for the replacement of the capabilities of the I6 F2 satellite. Viasat is committed to meaningfully reducing aggregate capital expenditures and expects accelerated, continued declines in capital expenditures as satellites currently under construction are completed. The Company confirms that it has insurance coverage of $348 million in place for the I6 F2 satellite and will finalize its claim before the end of the year.

Viasat expects to report more than $3 billion of liquidity as of September 30, 2023, including approximately $2.0 billion of cash, cash equivalents and short-term investments with no near-term outstanding debt maturities. These preliminary estimates are subject to the closing of the second fiscal quarter of FY2024 and finalization of financial and accounting procedures and may change.

In addition to the developments announced today, Viasat will provide more details on its next earnings call, planned for November 2023.

Fiscal year guidance confirmed

Viasat remains on track to achieve its outlook for FY2024, excluding integration and related costs, as indicated in its Letter to Shareholders in August 2023. Viasat continues to expect revenue growth in the high single-digits over FY2023 for the combined company (including Inmarsat historical results in FY2023 for comparative purposes) and slightly lower growth in Adjusted EBITDA over FY2023. In addition, Viasat expects to grow revenue and Adjusted EBITDA again in FY2025.

Viasat will share additional information on its performance, outlook and the developments announced today during its next earnings call, planned for November 2023.

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About Viasat

Viasat is a global communications company that believes everyone and everything in the world can be connected. With offices in 24 countries around the world, our mission shapes how consumers, businesses, governments, and militaries around the world communicate and connect. Viasat is developing the ultimate global communications network to power high-quality, reliable, secure, affordable, fast connections to positively impact people’s lives anywhere they are—on the ground, in the air or at sea, while building a sustainable future in space. On May 30, 2023, Viasat completed its acquisition of Inmarsat, combining the teams, technologies, and resources of the two companies to create a new global communications partner. Learn more at www.viasat.com, the Viasat News Room or follow us on Facebook, Instagram, LinkedIn, X or YouTube.

Copyright © 2023 Viasat, Inc. All rights reserved. Viasat, the Viasat logo and the Viasat Signal are registered in the U.S and in other countries to Viasat, Inc. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

Viasat, Inc. Contacts

Scott Goryl, PR, PR@viasat.com

Paul Froelich/Peter Lopez, Investor Relations, +1 (760) 476-2633, IR@viasat.com

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include statements that refer to future financial results and performance, including the attainment and sustainability of positive free cash flow and expected capital expenditure levels; the achievement of synergies from the Inmarsat acquisition and the timing and amount thereof; the expected performance and throughput of the ViaSat-3 F1 satellite and Viasat’s ability to minimize the impact of the mechanical deployment issue through contingency plans and other mitigation strategies; the availability and recovery of insurance proceeds for the ViaSat-F1 and I6 F2 satellites and the making of any claims in respect thereof; and Viasat’s ability to realize the anticipated benefits of the remaining ViaSat-3 satellites and any future satellite it may construct or acquire. Readers are cautioned that actual results could differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: risks associated with the construction, launch and operation of satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; the ability of Viasat to successfully integrate Inmarsat operations, technologies and employees following the closing of the Inmarsat acquisition; the ability to realize anticipated benefits and synergies of the Inmarsat acquisition, including the expectation of enhancements to Viasat’s products and services, greater revenue or growth opportunities, operating efficiencies and cost savings; the ability to ensure continued performance and market growth of Viasat’s business; changes in the global business environment and economic conditions; the availability and cost of credit; Viasat’s ability to successfully develop, introduce and sell new technologies, products and services; Viasat’s reliance on a limited number of third parties to manufacture and supply its products; the risk of litigation or regulatory actions; Viasat’s level of indebtedness and ability to comply with applicable debt covenants; and other factors affecting the communications industry generally. In addition, please refer to the risk factors contained in Viasat’s SEC filings available at www.sec.gov, including Viasat’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Viasat undertakes no obligation to update or revise any forward-looking statements for any reason.